UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2010

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2007, First BanCorp. (the "Corporation") entered into a Stockholder Agreement (the "Stockholder Agreement") with The Bank of Nova Scotia ("BNS") in connection with the sale to BNS in a private placement of 9,250,450 shares of the Corporation’s common stock ("Common Stock") at a price of $10.25 per share pursuant to the terms of an Investment Agreement, dated February 15, 2007.

Pursuant to Section 5.04 of the Stockholder Agreement, for as long as BNS beneficially owns at least 5% of the Corporation’s outstanding Common Stock, BNS has certain anti-dilution rights. On November 18, 2010, the Corporation received from BNS its executed amendment (the "Amendment") to Section 5.04 of the Stockholder Agreement, pursuant to which the Corporation is required to give notice of sales of common stock and BNS has the ability to decide whether to exercise its anti-dilution right after the Corporation has given BNS aggregate notice of its issuance of Common Stock (i) in the recently completed exchange offer under which the Corporation issued shares of Common Stock in exchange for the then outstanding shares of the Corporation’s Series A through E Preferred Stock (the "Preferred Stock Exchange"), and/or (ii) in a sale of Common Stock for cash, in one or more public or private offerings (the "Common Stock Sale"), and/or (iii) pursuant to the conversion into Common Stock of the shares of Series G Preferred Stock that the Corporation issued to the United States Department of the Treasury (the "Treasury") in exchange for the Series F Preferred Stock sold to the Treasury on January 16, 2009.

Promptly after such time as the Corporation has issued Common Stock in the Preferred Stock Exchange, and/or issued Common Stock in the Common Stock Sale and/or issued Common Stock upon conversion of the Series G Preferred Stock, but in any event no later than April 1, 2011, the Corporation will advise BNS (the "Transactions Notice") which of those transactions have taken place by April 1, 2011. BNS will have the right to purchase from the Corporation, on the terms set forth in Section 5.04 of the Stockholder Agreement, the number of shares of Common Stock calculated as provided in Section 5.04 as a result of the issuances of Common Stock described in the Transactions Notice, which, consistent with Section 5.04, shall include the number of shares of Common Stock that it has issued in each of the transactions, the price received in each transaction and all other material terms and conditions of each one of the transactions. Once BNS receives the Transactions Notice, it has 30 days to exercise its anti-dilution rights.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit - No.Description

10.1 - Amendment No. 1 to Stockholder Agreement dated August 24, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

November 24, 2010	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: EVP and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Stockholder Agreement dated August 24, 2007